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                                                                    EXHIBIT 10.9

THIS AGREEMENT MADE EFFECTIVE THE 9TH DAY OF DECEMBER 2002.

Between:

     Laidlaw Inc., a corporation duly incorporated under the laws of Canada and it's successor companies ("LINC")

                                       and

                       Douglas A Carty (the "Executive")

WHEREAS, LINC desires to employ the Executive and the Executive desires to be employed by LINC;

NOW THEREFORE, the parties have agreed that the terms and conditions of the relationship shall be as follows:

ARTICLE 1 -- DEFINITIONS

Whenever used in this Agreement, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

(a) "Agreement" means this employment agreement, as amended from time to time.

(b) "Base Salary" means the salary of record paid to the Executive as annual salary, and as further indicated in paragraph (a) of Article 4 (Compensation).

(c)      "Board" means the Board of Directors of LINC.

(d)      "Cause" means the Executive's:

         (i) Willful and continued failure to perform substantially the Executive's duties with LINC after LINC delivers to the Executive written demand for substantial performance, specifically identifying the manner in which the Executive has not substantially performed his duties;

         (ii)     Conviction of an indictable offense; or

         (iii) Willfully engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to LINC.

         For purposes of this paragraph and Article 13, no act or omission by the Executive shall be considered "willful" unless it is done or omitted in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of LINC.

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(e)      "Committee" means the Compensation Committee of the Board.

(f)      "Effective Date" means January 1, 2003.

(g)      "Executive" shall mean Douglas A Carty.

ARTICLE 2 -- TERM OF THE AGREEMENT

The term of this Agreement shall commence on the Effective Date and shall continue until terminated in accordance with the provisions of this Agreement.

ARTICLE 3 -- TITLE; COMMENCEMENT OF EMPLOYMENT; REPORTING

The Executive shall serve as the Senior Vice President and Chief Financial Officer of LINC. The Executive's employment shall commence on the Effective Date. The Executive shall report to the Chief Executive Officer of LINC.

ARTICLE 4 -- COMPENSATION

(a) Unless otherwise provided, all dollar amounts set forth in this Agreement shall be in United States Dollars. The Base Salary of the Executive for his services is established by the Committee at the annualized rate of $400,000. The Base Salary shall be payable twice monthly on the 15th business day and the last business day of each month. The Base Salary shall be reviewed annually during LINC's normal review period. The review will be undertaken by assessing the Executive's achievement of the overall objectives established by the Committee in consultation with the Executive and with regard to the market rates of remuneration paid for similar duties and responsibilities.

(b) The Executive will be eligible to participate in LINC's Short Term Incentive Plan. For fiscal years commencing September 1, 2002 and thereafter, the Executive's target bonus shall be 75% of Base Salary and the maximum bonus shall be 150% of Base Salary. The Executive's right to receive any bonus under LINC's Short Term Incentive Plan shall be determined based only upon quantitative measurements established by the Committee after consultation with the Executive and as set forth in accordance with LINC's Short Term Incentive Plan.

(c) The Executive shall participate in The Supplemental Executive Retirement Plan sponsored by LINC for the benefit of its employees.

(d) Subject to approval by the Committee, the Executive will be eligible to receive grants of stock options from time to time. Such stock options will be on terms and conditions established by the Committee after consultation with the Executive.

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ARTICLE 5 -- BENEFITS

(a)      AUTOMOBILE

         LINC will provide the Executive with a monthly allowance of One Thousand Dollars ($1,000.00) for expenses incurred by the Executive for an automobile and its related operating and insurance expenses.

(b)      EXPENSES

         It is understood and agreed that the Executive will incur expenses in connection with his duties under this Agreement, including, but not limited to, travel expenses, home facsimile expenses, personal computer expenses and telephone expenses. LINC shall reimburse the Executive for any such expenses provided that the Executive provides to LINC an itemized written account and receipts acceptable to LINC.

(c)      VACATION

         The Executive shall be entitled to five (5) weeks vacation during each calendar year, pro-rated, however, for the first year of service, vacation entitlement will be based on the number of days employed in such year. The vacation "shall be taken at the discretion of the Executive with the understanding that the Executive will take into account business needs and operations in scheduling vacation.

(d)      WELFARE BENEFITS

         The Executive shall be entitled to those welfare benefit coverages as are offered by LINC to its employees generally (such as medical insurance, dental insurance, short and long-term disability insurance and group term life insurance), all in accordance with the employee benefit plans and policies maintained by LINC for the benefit of employees of LINC, and as amended from time to time.

(e)      CLUB MEMBERSHIP

         LINC will reimburse the Executive for up to an aggregate amount of Forty Thousand Dollars ($40,000.00) of expenses incurred by the Executive for the initial membership fees associated with joining one business club and one recreational club that the Executive will use in connection with LINC's business. LINC will also reimburse the Executive for ongoing annual dues incurred by the Executive in connection with the Executive's membership in such business club and recreational club.

(f)      PROFESSIONAL EXPENSES

         LINC will reimburse the Executive for up to Seven Thousand Five Hundred Dollars ($7,500.00) annually for expenses incurred by the Executive in connection with the Executive's tax preparation and planning.

(g)      EXECUTIVE RELOCATION ALLOWANCE

         The Executive shall relocate to the Chicago area, which has been chosen to be LINC's future corporate headquarters. The Executive shall relocate within eight months following the date of commencing employment with LINC. The Executive shall be entitled to reimbursement of customary moving and transportation expenses and closing costs in connection with the Executive's relocation. The Executive will also be entitled to

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         the reimbursement of reasonable costs incurred in commuting to and from his current home to the corporate headquarters until he relocates to the Chicago area.

ARTICLE 6 -- TERMINATION OF EMPLOYMENT

(a) The parties understand and agree that this Agreement and the Executive's employment hereunder may be terminated in the following manner in the specified circumstances:

         (i) By the Executive, at any time, for any reason, on the giving of 90 days' written notice to LINC. LINC may waive notice, in whole or in part, upon immediate payment to the Executive of the Executive's Base Salary for such portion of the 90-day notice period as is waived by LINC.

         (ii) By LINC, in its absolute discretion, without any notice or pay in lieu thereof, for Cause.

         (iii) By LINC, in its absolute discretion and for any reason, without Cause. Upon such termination, LINC shall continue to pay the Executive his Base Salary in effect at the time of such termination for a period of 24 months following such termination and shall continue to provide the Executive medical insurance, dental insurance and term life insurance for a period of 24 months after termination, or, if such benefits cannot be provided by LINC, LINC shall pay to the Executive an equivalent lump sum cash amount in lieu of such benefits. In addition, if such termination occurs on or prior to the first anniversary of the Effective Date, LINC shall reimburse the Executive for reasonable and actual relocation expenses to Canada (or a destination of the Executive's choice of equal or lesser cost), subject to LINC's relocation policy and guidelines as in effect from time to time.

         In order to receive the entitlement under this paragraph, the Executive must undertake to sign a release in a form satisfactory to LINC, fully releasing LINC from further claims upon payment of the amounts stipulated herein. However, the form of release shall not require that the Executive give up any rights of indemnity which the Executive may have had as against LINC for acts carried out by the Executive in the ordinary course of LINC's business.

(b) The Executive agrees that during employment pursuant to this Agreement and for twenty-four (24) months following termination without Cause of his employment by LINC and payment of the severance payment amount and benefit continuation as detailed in subparagraph (iii) of paragraph (a) of Article 6 (Termination of Employment), he will not solicit or accept business with respect to products competitive with those of LINC from any of LINC's customers, wherever situated, and he shall not either individually or in partnership, or jointly in conjunction with any other person, entity or organization, as principal, agent, consultant, lender, contractor, employer, employee, investor, shareholder, or in any other manner, directly or indirectly, advise, manage, carry on, establish, control, engage in, invest in, offer financial assistance or services to, or permit his name to be used by any business that competes with the then-existing business of LINC, provided that the Executive shall be entitled, for investment purposes, to purchase and trade shares of a public company which are listed and posted for trading on a

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         recognized stock exchange and the business of which public company may be in competition with the business of LINC, provided that the Executive shall not directly or indirectly own more than five percent (5%) of the issued share capital of the public company, or participate in its management or operation, or in any advisory capacity within the time limits set out herein.

         For purposes of the obligations set out herein, the business of LINC shall mean the provision of contract bus services for school bus transportation throughout Canada and the United States and municipal and paratransit bus transportation within the United States, inter-city and tourism bus transportation throughout North America and healthcare transportation services and emergency management services in the United States.

(c) The Executive further agrees that for a period of twenty-four (24) months following termination of employment, however caused, he will not solicit for hire or rehire, or take away, or cause to be hired, or taken away, any employee of LINC.

ARTICLE 7 -- AUTHORITY

(a) The Executive shall support the chief Executive Officer in carrying out the general or specific instructions and directions of the Board and, together with the Chief Executive Officer, in doing so, may enter into contracts, engagements or commitments of every nature or kind, in the name of and on behalf of LINC, and may engage, employ and dismiss all managers and other employees and agents of LINC, subject to the by-laws and charter documents of the Company.

(b) The Executive shall conform to all lawful instructions and directions given to him by the Board or Chief Executive Officer and will obey and carry out the by-laws of LINC.

ARTICLE 8 -- SERVICE

(a) The Executive, throughout the term of his employment, shall devote his full time and attention to the business and affairs of LINC, and shall not undertake any other business or occupation or, unless approved by the Chief Executive Officer, become either (i) an officer, employee or agent of any other company or firm which is a commercial venture or
         (ii) a director of more than two companies or firms which are commercial ventures.

(b) The Executive shall well and faithfully serve LINC and use his best efforts to promote the interests thereof and shall not disclose any information he may acquire in relation to LINC's business, the private affairs or trade secrets of LINC, techniques and concepts, and other confidential information concerning the business, operations or financing of LINC, to any person other than the Board, or for any purposes other than those of LINC, either during the term of his employment under this Agreement or after such term.

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ARTICLE 9 - CHANGE IN CONTROL

(a) If a change in control (as defined in the Change in Control Agreement) occurs, the rights and obligations of the Executive and LINC shall be in accordance with the Change in Control Agreement attached as Appendix A.

(b) In order to receive the entitlement under this paragraph, the Executive must undertake to sign a release in a form satisfactory to LINC, fully releasing LINC from further claims upon payment of the amounts stipulated in Appendix A. However, the form of release shall not require that the Executive give up any rights of indemnity which the Executive may have had as against LINC for acts carried out by the Executive in the ordinary course of LINC's business.

If a change in control occurs and Executive receives all payments under the Change in Control Agreement, the Executive hereby waives any rights he may have to any payments or other benefits under this Agreement, including any severance payments.

ARTICLE 10 -- ASSIGNMENT OF RIGHTS

The rights which accrue to LINC under this Agreement shall pass to their affiliates, successors or assigns. The rights of the Executive under this Agreement are not assignable or transferable in any manner but flow to the Executive's estate and heirs.

ARTICLE 11 -- NOTICES

All notices and other communications required or permitted hereunder, or necessary or convenient in connection herewith, shall be in writing and shall be deemed to have been given when hand delivered, delivered by facsimile or mailed by registered mail as follows (provided that notice of change of address shall be deemed given only when received):

If to LINC, to:

Laidlaw Inc.
55 Shuman Boulevard
Suite 400
Naperville, Illinois
USA, 60563

If to the Executive, to:

Douglas A Carty
85 Drake Smith Lane
Rye, New York
10580

or to such other names or addresses as LINC or the Executive shall designate by notice to the other in the manner specified in this paragraph.

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ARTICLE 12 -- LIABILITY INSURANCE

LINC shall maintain the Executive's liability insurance in accordance with LINC's corporate policy and applicable law.

ARTICLE 13 -- INDEMNIFICATION

LINC agrees that if the Executive is made a party to any action, suit, proceeding or any other claim whatsoever, by reason of the fact that the Executive is or was a director, officer, employee or agent of LINC, or is or was serving at the request of LINC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the basis of such claim is the Executive's alleged action in an official capacity while in service as a director, officer, employee or agent of LINC, the Executive shall be indemnified and held harmless by LINC to the fullest extent legally permitted or authorized by LINC's certificate of incorporation or bylaws or Board resolutions against all expenses, liability and loss, including, without limitation, legal fees, fines or penalties and amounts paid or to be paid in settlement, all as reasonably incurred by the Executive in connection therewith, and such indemnification shall continue as to the Executive even after the Executive has ceased to be a director, officer, employee or agent of LINC, and shall inure to the benefit of the Executive's heirs, executors and administrators.

ARTICLE 14 -- WITHHOLDING OF TAXES

LINC shall be entitled to withhold from any amounts payable under this Agreement all taxes as legally shall be required pursuant to applicable federal, state or local laws. LINC shall not be obligated to compensate the Executive for the payment of such taxes.

ARTICLE 15 -- SEVERABILITY

If any provision of this Agreement or the application thereof to anyone, or under any circumstances, is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

ARTICLE 16 -- ENTIRE AGREEMENT

This Agreement, including Appendix A hereto, constitutes the entire agreement between the parties with respect to the employment and appointment of the Executive and any and all previous agreements, written or oral, express or implied, between the parties or on their behalf, relating to the employment and appointment of the Executive by LINC, are terminated and cancelled and each of the parties releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever, under or in respect of any previous agreement.

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ARTICLE 17 -- AMENDMENT, WAIVER, ETC.

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and LINC. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

ARTICLE 18 - HEADINGS

The headings used in this Agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in it.

ARTICLE 19 -- COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

ARTICLE 20 -- GENDER AND NUMBER

Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine; the plural shall include the singular, the singular shall include the plural.

ARTICLE 21 -- GOVERNING LAW

This Agreement shall be governed by the internal law, and not the laws of conflicts, of the State of Delaware.

IN WITNESS WHEREOF, the parties have executed this Agreement on the 9th day of December 2002.

                                    LAIDLAW INC.

                                    BY: /s/ K. BENSON
                                        ---------------------------
                                    NAME: K. BENSON
                                    TITLE: PRESIDENT AND CEO

                                    DOUGLAS A. CARTY

                                     /s/ D. A. Carty
                                    -------------------------------

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